Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:	Vincent A. Paccapaniccia
Chief Financial Officer
(215) 569-9900
FOR IMMEDIATE RELEASE

May 19, 2015

CSS INDUSTRIES, INC. REPORTS RESULTS OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED MARCH 31, 2015

CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the quarter and year ended March 31, 2015. As previously announced, the Company's Berwick Offray LLC ("Berwick Offray") company acquired substantially all of the business and assets of Hollywood Ribbon Industries, Inc. ("Hollywood Ribbon") on February 19, 2015. As part of this transaction, the Company incurred $881,000 pretax, or $0.06 per diluted share, of transaction and one-time transition costs as the business was combined with Berwick Offray’s existing manufacturing and distribution facilities located in the Berwick, Pennsylvania area.

Sales for the fourth quarter of fiscal 2015 decreased 1.6% to $53,702,000 from $54,560,000 in the fourth quarter of fiscal 2014, as lower sales of all occasion stationery products more than offset higher sales attributable to the acquisition of substantially all of the business and assets of Carson & Gebel Ribbon Co., LLC ("Carson & Gebel"), as announced on May 19, 2014. Loss from continuing operations before income taxes for the fourth quarter of fiscal 2015 was $(1,928,000), compared to $(2,085,000) in the fourth quarter of fiscal 2014. Net loss for the fourth quarter of fiscal 2015 was $(1,336,000), or $(0.14) per diluted share, versus $(1,529,000), or $(0.16) per diluted share, in the fourth quarter of fiscal 2014. Results for the fourth quarter of fiscal 2015 include the previously mentioned $881,000 of pretax transaction and one-time transition costs from the acquisition of Hollywood Ribbon, as detailed in the chart below.

Fourth Quarter Fiscal 2015		Hollywood Ribbon	Non-GAAP
	As Reported	Charges	Results
Loss from continuing operations before income taxes	$(1,928,000)	$881,000	$(1,047,000)
Income tax benefit	(592,000)	320,000	(272,000)
Loss from continuing operations	(1,336,000)	561,000	(775,000)
Diluted net loss per common share-continuing operations	$(0.14)	$0.06	$(0.08)

Sales for full year fiscal 2015 decreased 2.3% to $313,044,000 from $320,459,000 in full year fiscal 2014, primarily due to lower sales of Christmas cards, gift bags and decorations, all occasion cards and stationery products, partially offset by higher sales of gift card holders and sales attributable to the acquisition of substantially all of the business and assets of Carson & Gebel. Income from continuing operations before income taxes for the full year fiscal 2015 was $26,641,000, compared to $27,700,000 in the prior year. Net income for full year fiscal 2015 was $16,954,000, or $1.80 per diluted share, versus $18,769,000, or $1.99 per diluted share, in the prior fiscal year. Results for full year fiscal 2015 include the previously mentioned $881,000 of pretax transaction and one-time transition costs from the acquisition of Hollywood Ribbon, as detailed in the chart below. The Company's seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

Full Year Fiscal 2015		Hollywood Ribbon	Non-GAAP
	As Reported	Charges	Results
Income (loss) from continuing operations before income taxes	$26,641,000	$881,000	$27,522,000
Income tax expense (benefit)	9,687,000	320,000	10,007,000
Income (loss) from continuing operations	16,954,000	561,000	17,515,000
Diluted net income (loss) per common share-continuing operations	$1.80	$0.06	$1.86

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of all occasion and seasonal social expression products, principally to mass market retailers. These all occasion and seasonal products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2014 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three months and twelve months ended March 31, 2015 and 2014 and condensed consolidated balance sheets as of March 31, 2015 and March 31, 2014 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014

Sales	$53,702	$54,560	$313,044	$320,459

Costs and expenses
Cost of sales	38,319	38,856	211,342	217,303
Selling, general and administrative expenses	17,308	17,660	75,062	75,204
Interest (income) expense, net	(32)	39	7	191
Other expense (income), net	35	90	(8)	61
	55,630	56,645	286,403	292,759

(Loss) income from continuing operations before income taxes	(1,928)	(2,085)	26,641	27,700

Income tax (benefit) expense	(592)	(482)	9,687	9,136

(Loss) income from continuing operations	(1,336)	(1,603)	16,954	18,564

Income from discontinued operations, net of tax	—	74	—	205

Net (loss) income	$(1,336)	$(1,529)	$16,954	$18,769

Net (loss) income per common share
Basic:
Continuing operations	$(0.14)	$(0.17)	$1.82	$1.98
Discontinued operations	$—	$0.01	$—	$0.02
Total	$(0.14)	$(0.16)	$1.82	$2.00

Diluted:
Continuing operations	$(0.14)	$(0.17)	$1.80	$1.97
Discontinued operations	$—	$0.01	$—	$0.02
Total	$(0.14)	$(0.16)	$1.80	$1.99

Weighted average shares outstanding
Basic	9,343	9,294	9,326	9,389
Diluted	9,343	9,294	9,410	9,436

Cash dividends per share of common stock	$0.18	$0.15	$0.63	$0.60

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$36,429	$68,200
Short-term investments	69,845	29,862
Accounts receivable, net	42,052	44,243
Inventories	65,491	59,252
Deferred income taxes	4,375	4,414
Other current assets	11,235	13,472
Current assets of discontinued operations	—	1

Total current assets	229,427	219,444

Property, plant and equipment, net	25,493	27,063

Deferred income taxes	582	1,965

Other assets:
Goodwill	15,820	14,522
Intangible assets, net	33,048	26,309
Other	5,103	4,232

Total other assets	53,971	45,063

Total assets	$309,473	$293,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued customer programs	$4,042	$4,820
Other current liabilities	30,963	26,582
Current liabilities of discontinued operations	—	233

Total current liabilities	35,005	31,635

Long-term obligations	4,213	4,684

Stockholders' equity	270,255	257,216

Total liabilities and stockholders’ equity	$309,473	$293,535

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(in thousands, except per share amounts)

The following is a reconciliation and computation of income (loss) from continuing operations before income taxes, income tax expense, income (loss) from continuing operations and diluted income (loss) per share from continuing operations to exclude charges incurred as a result of the acquisition of Hollywood Ribbon:

	Three Months Ended March 31, 2015
	Loss from Continuing Operations Before Income Taxes	Income Tax Expense	Loss from Continuing Operations	Diluted Loss Per Share, Continuing Operations
As Reported	$(1,928)	$(592)	$(1,336)	$(0.14)
Hollywood Ribbon Charges	881	320	561	0.06
Non-GAAP Measurement	$(1,047)	$(272)	$(775)	$(0.08)

	Twelve Months Ended March 31, 2015
	Income from Continuing Operations Before Income Taxes	Income Tax Expense	Income from Continuing Operations	Diluted Income Per Share, Continuing Operations
As Reported	$26,641	$9,687	$16,954	$1.80
Hollywood Ribbon Charges	881	320	561	0.06
Non-GAAP Measurement	$27,522	$10,007	$17,515	$1.86

Management believes that presentation of results of operations adjusted for the affects of the acquisition of Hollywood Ribbon provides useful information to investors with respect to the Company’s operating results for the three months and twelve months ended March 31, 2015 because it enhances comparability between the reporting periods.